UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2018 (August 4, 2018)

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Hallador Energy Company

(Exact name of registrant as specified in its charter)

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(Nasdaq: HNRG)

4

Colorado	001-34743	84-1014610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2.8
1660 Lincoln Street, Suite 2700, Denver, Colorado	80264-2701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 839-5504

_______________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02, Results of Operations and Financial Condition

See Press Release dated August 6, 2018, Hallador Energy Reports Results for Second Quarter and First Six Months of 2018, attached hereto as Exhibit 99.1.

Item 5.02, Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 4, 2018, Mr. Sheldon Lubar resigned as a member of Hallador Energy Company’s Board of Directors (the “Board”).  Since joining the Board in August 2008, he has been a member of Hallador’s Audit, Nominating and Compensation Committees.  “Sheldon Lubar is a very special person with tremendous wisdom and grace.  He has been a wonderful advisor and friend.  On behalf of myself and Hallador Energy, I thank Sheldon for his service” remarked Brent Bilsland, President and CEO of Hallador Energy.

The Board of Directors voted to increase its size from five to six members effective August 4 and appointed Mr. David Lubar to fill the vacancy created by the resignation of his father, Sheldon Lubar. Mr. Charles Wesley IV was appointed to fill the additional seat.

Mr. David Lubar was appointed to serve on the Audit, Nominating and Compensation Committees.

The Board considered the independence of Mr. Lubar and Mr. Wesley under the Nasdaq listing requirements and concluded that both gentlemen are independent directors under the applicable listing standards.

Mr. David Lubar (age 63) is President and CEO of Lubar & Co.  He began his career in 1977 at Norwest Bank (n/k/a Wells Fargo Bank) in Minneapolis, where he spent six years in commercial and correspondent banking.  Mr. Lubar joined Lubar & Co. in 1983 and has served as lead investor to over 20 companies in a wide range of industries and various stages of development.  He currently serves as a director of each of the Lubar Companies as well as Northwestern Mutual Life Insurance Co., BMO Financial Corp., Milwaukee Brewers Baseball Team, and several other private companies.  He also serves in many community leadership positions throughout the Milwaukee area.  Mr. Lubar has a Bachelor of Arts degree from Bowdoin College and Master of Business Administration from the University of Minnesota.

Mr. Wesley (age 39) has served as President of Thoroughbred Resources L.P. since 2014 and CEO since 2016.  Mr. Wesley served as Chief Planning and Commercial Officer of Ramaco Resources and, prior to joining Thoroughbred, Senior Counsel at Level 3 Communications, where he was also responsible for the operation and ultimate disposition of the company’s coal mining operations.  Prior to Level 3, he worked at the law firms of Arkin, Gump, Strauss, Hauer & Feld and Strasburger & Price, focusing on international energy transactions.  He began his career with a coal company as a mining engineer. He is an active investor in natural resources and financial technology.  Mr. Wesley is a board member across multiple industries and philanthropic organizations.  Mr. Wesley holds a Juris Doctorate from the University of Kentucky College of Law and a Bachelor of Science in Mining Engineering from Virginia Polytechnic Institute.

“We are excited to work with both David and Charlie.  Each bring a unique perspective that the shareholders of Hallador will ultimately benefit from in the years to come” concluded Brent Bilsland.

Item 9.01, Financial Statements and Exhibits

Exhibit No.Description

99.1Press Release Dated August 6, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 7, 2018	By:	/s/LAWRENCE D. MARTIN Lawrence D. Martin CFO